Exhibit 99.2

Client Id: 77

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Client Id: 77

C O R P O R A T E   P A R T I C I P A N T S

Brian J. Sereda Energous Corporation - Senior VP & CFO

Mike Bishop

Stephen R. Rizzone Energous Corporation - President, CEO & Director

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Jon Robert Hickman Ladenburg Thalmann & Co. Inc., Research Division - MD of Equity Research & Special Situations Analyst

Suji Desilva Roth Capital Partners, LLC, Research Division - MD & Senior Research Analyst

P R E S E N T A T I O N

Operator

Good day, and welcome to the Energous Corporation First Quarter 2020 Financial Results Conference Call. (Operator Instructions) Please note, this event is being recorded.

I would now like to turn the conference over to Mike Bishop, Energous Investor Relations. Please go ahead.

Mike Bishop

Thank you, Jason, and welcome, everyone. Before we begin, I would like to remind participants that during today’s call, the company will make forward-looking statements. These statements, whether in prepared remarks or during the Q&A session, are subject to inherent risks and uncertainties that are detailed in the company’s filings with the Securities and Exchange Commission. Except as otherwise required by the Federal Securities laws, Energous disclaims any obligation or undertaking to publicly release updates or revisions to the forward-looking statements contained herein or elsewhere to reflect changes in expectations with regards to those events, conditions, and circumstances.

Also, please note that during this call, Energous will be discussing non-GAAP financial measures, as defined by SEC Regulation G. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in today’s press release, which is posted on the company’s website.

Now I would like to turn the call over to Steve Rizzone, CEO of Energous. Please go ahead, Steve.

Stephen R. Rizzone - Energous Corporation - President, CEO & Director

Thanks, Mike, and welcome to the Energous First Quarter and 2020 Conference Call. Clearly, these are challenging times for everyone. It is our sincere hope that all of you in attendance today, along with your families, remain safe and secure from the virus.

In today’s call, I will cover our (technical difficulty) [FCC] certification and the WattUp PowerHub developer kit announcement, and provide an operational overview of the business, including the impact of the global pandemic on Energous. Brian Sereda, our CFO, who is joining us today, will provide a financial update, following which we will open the call to questions.

I would like to begin with comments on the announcement 2 weeks ago regarding FCC certification of a completely new, groundbreaking WattUpmidfield transmitter technology. Since the company’s inception, the overwhelming differentiator of the Energous technology has been its ability to support both contact-based charging, as well as charging at a distance. We chose to focus on contact-based charging first, because we believed that it represented the fastest path to both achieving globally the regulatory certifications required to successfully launch a completely new technology, and since the contact-based charging paradigm was already established, it would be easier to foster the customer partnerships necessary to integrate the technology into consumer and industrial applications.

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Client Id: 77

We took this path with the clear understanding that, in order to develop a true, WattUp-based, wireless-powered 2.0 ecosystem, both contact and disting (sic) [distance] [charging] capabilities were required. While Energous entered the wireless charging market focusing on contact-based applications, the ultimate goal for the company has always been charging at a distance. This is why we are excited by the recent certification from the FCC and today’s WattUp PowerHub developer kit announcement that extends from it. Both are important, as they demonstrate significant advancements in our core technology and extend our leadership in the wireless power 2.0 rollup. Given the response we have received from prospective customers, we believe the technology and the PowerHub will have positive implications for Energous and all of its stakeholders.

On December 26, 2017, Energous announced the first FCC Part 18 power-at-a-distance certification of WattUp [technology] that used beamforming techniques to focus energy in three-dimensional space. This technology was designed to send higher levels of power at distances up to 15 feet to charge larger consumer devices like smartphones, large headsets, desktop accessories, and other power-hungry devices. Since then, through continued work with customers and global regulatory agencies, it became clear that the most expeditious path to obtain global regulatory certification, coupled with the strongest customer support for initial commercialization of RF charging-at-a-distance required a smaller, less complex, and lower-cost transmitter that could be easily and cost-effectively integrated into products such as smart speakers, gaming consoles, clock radios, tabletop lamps, and similar sized products. These transmitters are targeted at charging smaller receivers like hearables, wearables, smart glasses, game controllers, and various sensors that benefit from the convenience of distance wireless charging.

The Energous development and regulatory teams took on the challenge, and the end result is the new technology that was certified by the FCC. The key to the FCC certification is the fact that it does not use beamforming to provide a charging zone of 30 centimeters from the transmitter in a design that meets all of the required FCC Part 18 health and safety standard. The core of the WattUp PowerHub developer kit is based on the FCC-certified technology and offers our partners a very scalable, low-cost, small-footprint transmitter that features a 15- to 17-centimeter charging zone in a simple-to-integrate form factor. Of course, any fully commercialized product emanating from this developer kit, as is industry standard practice, will need to undergo individual regulatory certification.

The interest in the WattUp PowerHub developer kit, which is now ready for customer evaluation, has been significant. We are encouraged, as there appears to be a number of opportunities for the developer kit and the wireless power distance application, resulting in a number of customer engagements already underway. We believe we will see the first regional product launches to consumers of distance transmitters based on our WattUp PowerHub technology in fiscal 2021.

Behind the WattUp PowerHub’s simplicity is the deployment of a great deal of innovation and invention, which has been appropriately protected by a recently filed patent, which we believe adds barriers to competition, as well as increasing the core (technical difficulty) and the resulting PowerHub developer kit are synergistic with our beamforming platform. The Energous distance charging portfolio now features beamforming for higher-power, longer distances up to 15 feet, and non-beamforming technology for lower-power, shorter-distance applications.

Despite the disruptions and the delays due to the COVID-19 pandemic, there have been a number of other significant positive announcements made since the last quarterly call, including the American Equus 28Gorilla announcement of a new customer engagement that is accelerating towards first customer shipments expected before the end of the year; and finally, the Frost & Sullivan award recognizing the leadership position of Energous in the wireless charging 2.0 rollout.

Regarding the impact of the global pandemic on our business, certainly there has been, and we expect there will continue to be, headwinds. From the visibility we now have into the next few quarters, the pandemic represents a delay, but not a roadblock to a business or a deterioration in the scope of the opportunity. As with many companies, we acted quickly at the onset of the pandemic to bolster our employees’ work-from-home capabilities. Our operations have remained, for the most part, functional. However, the majority of our customers and all of our ODM manufacturing facilities began shutting down or scaling back in the first quarter and are now just starting to return to work.

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Client Id: 77

The shutdown has had a twofold effect. First, with no way of putting our engineers on site at our customers’ labs and offices, the movement of customer opportunities progressing through the various stages of product development and product launch lifecycle has slowed. And second, chip sales and resulting revenue has been delayed, as customers who were planning to move WattUp-enabled product into production, and were expecting to be buying Energous chips through our partner dialogue, have been stalled until manufacturing ramps back up.

A case in point: the wirelessly charged Primo W hearing aid from NewSound, which represents the first Bluetooth-enabled WattUp implementation with app control, was originally scheduled to start shipping to consumers in April. When the global pandemic hit, the original schedule was negatively impacted by several months. Fortunately, as the CEO of NewSound, David Yu, announced on LinkedIn on Monday, the Primo W launch is now back on track and expected to be available to consumers in the next few months. For more information on NewSound and the WattUp-enabled Primo W launch, please refer to the Energous website.

While engagements and revenue have been delayed, we have not seen any weakening in our interactions with potential customers. In fact, largely due to the interest and excitement generated by the WattUp PowerHub, the total number of actual customer engagements has actually increased in the last few weeks. We are also tracking more than 10 customers that are in various stages of development, with a goal of shipping WattUp-enabled products to consumers before the end of this year. However, given the current uncertainties, we cannot provide any forecast as to how many of these customers will go into production before the end of the current year. The important takeaway is that the assessment reflects delays in our business, but not a decline in sales interests or opportunity.

As indicated in an earlier press release, we withdrew our revenue guidance on April 20th. And even though businesses are starting to return to work, there is still a considerable amount of both short-term and long-term uncertainty, which precludes us from offering any revenue guidance at this time. We will update our view on revenue as the picture becomes clearer in future conference calls.

In summary, despite the disruptions caused by the pandemic, our customer funnel remains robust. However, like most companies, we are dealing with a very fluid and volatile business environment where the situation can change quickly. Nonetheless, we believe the business is barreling - excuse me, faring - fairly well. Our engineering and customer acquisition teams remain intact and have actually been expanded to meet the increased customer interest.

On a side note, I want to extend a hearty thank you to all of our employees who have maintained their focus, flexibility, and continued commitment through these challenging times. Our partnership with Dialog remains solid and is expanding into new areas of customer engagement. While we are realistic that there exists a great deal of uncertainty, we are managing all the factors we can control and attempting to react quickly to new developments as they arise.

With the momentum of the contact power business building and the introduction of the charging-at-a-distance WattUp PowerHub, coupled with the resulting customer interest, we believe Energous will emerge from the current crisis in a strong position to extend its leadership role and drive the wireless charging power 2.0 rollout.

Brian, I will now turn the call over to you.

Brian J. Sereda - Energous Corporation - Senior VP & CFO

Thanks, Steve. Before I begin, I’d like to remind everyone that at close of market today, we issued a press release announcing our financial results for the first fiscal quarter of 2020 ended March 31st.

In the first quarter, we recognized $61,000 in revenue, compared to $47,000 in the prior quarter, and $67,000 in the same quarter as last year. Q1 of this year included engineering services performed for Dialog and the accompanying cost of these services is shown as a separate line on our P&L in OpEx. The cost associated with this, our internal engineering costs, moved out of R&D operating expense and tied to a project involving the development of new technologies, and is expected to wrap up at the end of June.

Echoing Steve’s earlier discussion, the introduction of PowerHub offers existing and potential partners the first product offering path in contact and distance charging. Although this current pandemic limits our ability to turn customer activities into a forecast, we can share that we are encouraged by the expanded opportunities this announcement has brought and is expected to bring, as our funnel of new and current customers moving through design [in] phases continues to develop. As our visibility improves and macro conditions stabilize, only then will we be in a position to offer a more tangible outlook for the balance of 2020.

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Client Id: 77

On the expense side, total GAAP spend, including the services costs I just mentioned for the first quarter, totaled $8.7 million, approximately $0.8 million lower than $9.5 million of total expense in the prior quarter, and approximately $2.5 million lower than the same period last year. The improvement in expenses is tied to lower headcount costs, including stock compensation and lower overall engineering costs, reflecting a maturing technology portfolio and its impact on reducing chip take-up and development expenses, and other related part of the expenses.

However, we do remain an R&D-focused company, with over 50% of our total GAAP spend tied to this area. We also expect that our total GAAP expense will trend in this range for the balance of the year and should remain below last fiscal year’s expense.

We ended Q1 with 52 heads, compared to 65 in the same quarter last year — same quarter last year — and expect that headcount will increase slightly, to approximately 55 heads, as we move through this year.

Our net loss for the first quarter on a GAAP basis was approximately $8.6 million, or a $0.25 loss per share on approximately 34.8 million weighted average shares outstanding. This compares to a $9.4 million net loss in the prior quarter, or a $0.29 loss per share, and an $11 million net loss, or $0.39 loss per share in Q1 of last year.

Let me now switch over to a non-GAAP view of the numbers for the first quarter, as we believe adjusted or non-GAAP EBITDA provides a useful comparison for investors, especially for a company at our stage, when used together with GAAP information. Excluding $2.4 million of stock compensation and depreciation from our total Q1 GAAP expense of $8.7 million, net non-GAAP operating expenses totaled approximately $6.3 million, down approximately $500,000 compared to the prior quarter last year — prior quarter last year, and $1.4 million in Q1 of last year.

Net of revenues, our adjusted EBITDA, or non-GAAP operating loss for Q1 was $6.3 million, approximately 500,000 better than the prior quarter and $1.4 million better than Q1 of last year.

Non-GAAP engineering expenses decreased by approximately $1 million from the prior quarter to $3.4 million, and was $1.6 million lower than the same period last year. This decrease is mainly attributed to the lower chip development and headcount costs, and other third-party chip-related costs that I highlighted in the GAAP section.

Non-GAAP SG&A increased over the prior quarter by approximately $500,000, reflecting higher public company costs, which typically peak in the first quarter, but now also reflecting higher costs related to [SOX] 404 startup certification, and increasing director and officer insurance costs for public companies, which has more than quadrupled for us over the last 5 years. Compared to the same period last year, Q1 SG&A costs were approximately $100,000 higher, in part due to the increasing cost associated with being a public company, as I just highlighted.

We ended the quarter with approximately $20 million in cash. We believe the ATM put in place last October and concluded in the current quarter has provided sufficient low-cost capital to meet our working capital needs, and other than the lease liabilities tied to our facilities, we remain debt free.

To close, we expect our GAAP and non-GAAP cash operating expenses for the full year to trend lower than the last fiscal year. And despite the uncertainty created by COVID, we also expect to announce additional product and commercial partnerships in the coming months.

With that, I’ll now turn it back to Steve.

Stephen R. Rizzone - Energous Corporation - President, CEO & Director

Thanks, Brian. Operator, we’ll now take questions.

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Client Id: 77

Q U E S T I O N S   A N D   A N S W E R S

Operator

(Operator Instructions) The first question comes from Suji Desilva from Roth Capital.

Suji Desilva - Roth Capital Partners, LLC, Research Division - MD & Senior Research Analyst

Just a housekeeping question, Brian. For the service revenue cost, is that something we should consider, something that cost of goods sold against revenue that impacts the gross margin number, or is that below the line? That wasn’t clear whether that cost was going to continue and grow, or whether it’s a kind of a one-time cost.

Brian J. Sereda - Energous Corporation - Senior VP & CFO

Yes, last question - your last part first. It’s a one-time cost. That project will conclude in June. It was a unique project, working together with Dialog, which is considered a related party. We don’t control the intellectual property, so the presentation, as shown on the income statement, is - reflects that. So, it’s not an ongoing cost, and it’s certainly not a third-party cost. It’s simply just moving cost out of R&D and segregating it. So, again, second quarter, we should conclude that project and probably be the last we’ll see of that.

Suji Desilva - Roth Capital Partners, LLC, Research Division - MD & Senior Research Analyst

Understood. Okay, and then, going onto - moving on to the products, now that you’re kind of breaking out kind of at-a-distance, kind of contact, and then kind of close, I guess, I’d like to know, maybe Stephen, if these three products require separate regulatory body kind of processes, or whether they covered together in single efforts across countries. That kind of color would help as a starting point.

Stephen R. Rizzone - Energous Corporation - President, CEO & Director

So, I just want to be clear, when we talk about the announcements today, we’re talking about the Watt - excuse me, the PowerHub developer kit, which is a subset of the FCC certification. So, it’s the same technology, so it is one essential product, if you will.

We have contact, and we have the short-distance technology, and then we have the longer-distance beamforming technology. Any of - excuse me - any product that emerges from these developments will have to go through its own regulatory certification process in order to be - or, I should say, before it can be sold to the public. So, every product has to go through a certification process.

These are three separate, though, global regulatory efforts. But the idea -

Suji Desilva - Roth Capital Partners, LLC, Research Division - MD & Senior Research Analyst

Okay.

Stephen R. Rizzone - Energous Corporation - President, CEO & Director

- sorry, go ahead.

Suji Desilva - Roth Capital Partners, LLC, Research Division - MD & Senior Research Analyst

No, that was what I was looking for, and if you had anything to add, that’d be great.

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Client Id: 77

Stephen R. Rizzone - Energous Corporation - President, CEO & Director

I was just going to say, as we said —

Suji Desilva - Roth Capital Partners, LLC, Research Division - MD & Senior Research Analyst

Okay —

Stephen R. Rizzone - Energous Corporation - President, CEO & Director

— go ahead.

Suji Desilva - Roth Capital Partners, LLC, Research Division - MD & Senior Research Analyst

Okay, so I guess, given that they are a separate - and I just want to understand the significance of the new product, I guess, the one that no longer needs beamforming for the short distance, in terms of cost and form factor, Stephen, what are the kind of now the benefits for the customers that they can perhaps going to market faster or better?

Stephen R. Rizzone - Energous Corporation - President, CEO & Director

Well, as I said, we’ve learned a lot in talking with customers over the last couple of years. We also understand the global regulatory environment very, very well, exceedingly well, and it’s a very conservative environment. And so, based on these two factors, we made the determination that the best path for essentially launching at-a-distance technology would be in a smaller transmitter, less expensive, much easier and simpler to integrate, and also, certainly as a faster path on a global regulatory track than a much more complex device.

The strategy also plays well with our key market efforts, though, that we’re currently focused on with our contact-based products. As you know, with these markets, we’re targeting hearables and wearables and smart glasses. And one of the key elements is that those devices, initially shipping with contact-based transmitters, will also be compatible with the distance chargers that we expect to come to market next year, so that’s a very important consideration. And as I said, our - the customer interest has proven to be very, very strong, and largely because it’s less expensive, it’s a lot easier, there’s a whole plethora of devices that can use the technology, and it just represents the fastest way to really bring distance charging to fruition.

Suji Desilva - Roth Capital Partners, LLC, Research Division - MD & Senior Research Analyst

Okay, that’s very helpful. It sounds like you have a clear path for the customers to integrate the technology seamlessly. And then, maybe lastly, on the hearing aid market, I’d heard from several other peer companies there that that could be a challenging market because of, obviously, the COVID issues for the elderly. I’m wondering if there’s a geographic sort of element to it with your customer, NewSound, or whether you have confidence in that market ramping, or whether there could perhaps be a headwind there. That would be helpful, since it seems like one of the first markets coming out of the gate for you guys.

Stephen R. Rizzone - Energous Corporation - President, CEO & Director

Well, again, we really can’t speak to how this is all going to play out. We have very limited visibility. Our engagements continue to move forward, and the hearing aid and PSAP markets do represent a significant opportunity for us. But, you know, these companies are just starting to get back to work now, and we’ll have to see how this all plays out. Our visibility is really limited to, you know, 30, 60 days out right now.

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Client Id: 77

Operator

The next question comes from Jon Hickman from Ladenburg.

Jon Robert Hickman - Ladenburg Thalmann & Co. Inc., Research Division - MD of Equity Research & Special Situations Analyst

I was wondering if you could opine a little bit about what future cash needs might be to get you, you know, through this period and into next year, when revenues start to ramp for you.

Brian J. Sereda - Energous Corporation - Senior VP & CFO

Hi, Jon. As I highlighted in my script, our expenses, we have great visibility to our expenses, I believe, and we expect them to trend below last year. So, I think given the success we’ve had under the ATM, we want the best for shareholders and stakeholders alike, and our goal is to continue to squeeze operation - operational execution so that we don’t have to continually dip our toe into the market. So, I think right now, we are - our cash needs have been met, and we’ll continue to take the most prudent course of action when it comes to having to raise additional capital.

Jon Robert Hickman - Ladenburg Thalmann & Co. Inc., Research Division - MD of Equity Research & Special Situations Analyst

Okay. Steve, could you talk a little bit about what’s going on regulatory-wise in the Asian markets?

Stephen R. Rizzone - Energous Corporation - President, CEO & Director

Certainly. So, we were very pleased with the Japanese certification. The Japanese regulatory agency is highly regarded and well known as a very, very thorough agency, and so overcoming that hurdle really kind of set the tone for the follow-on approvals.

We believe that there are three approvals, or certifications, that we require now in order to complete the full global regulatory capability or certification process, and those three are Korea, China, and India. Unfortunately, when this pandemic broke, those agencies were some of the first to close down, and the visibility that we have now is very limited. We understand that they are starting to open up and reengage in China, less so in India - excuse me - in Korea, and not so in India, as we understand.

Our regulatory team continues to believe that we have paths to certification in all three jurisdictions. The thing we can’t answer now is just how soon these agencies will be back operating at full speed, how soon they’ll work through whatever backlog was created as part of the pandemic, and of course, ultimately, how soon we can complete the certification process. I’m sure there’s going to be a delay, an impact. We have no idea as to the magnitude yet. But, as I said, we remain optimistic that the issue is a question of when, and not if, and that once these agencies get back and operational, we’ll fully engage again.

Operator

At this point, I will turn the call back to Mr. Rizzone for closing remarks.

Stephen R. Rizzone - Energous Corporation - President, CEO & Director

Thank you, everyone, for attending today’s call. We sincerely hope that you, along with all of our stakeholders and partners, remain safe as we work our way through this pandemic together. Also, thanks to our employees, whose safety and wellbeing will continue to be our top priority, and who have shown such tremendous commitment and dedication throughout the past few months.

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Client Id: 77

Finally - and let me say, and I believe I speak for everyone on the Energous team, we fully expect to emerge from the pandemic in a position of strength, as we continue to execute on our top priorities of increasing the numbers of customers shipping WattUp-enabled products to consumers, steadily increasing revenues, completing global regulatory certification, as well as launching the first charging-at-a-distance transmitters as quickly as possible. We will look forward to report progress on all four of these goals at the next conference call. Thank you, and goodbye.

Operator

The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.

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